Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares, par value US$0.01 per share, of Phoenix New Media Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of this page has been left intentionally blank.]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2012.

MORNINGSIDE CHINA TMT FUND I, L.P.,
a Cayman Islands exempted limited partnership

By:

MORNINGSIDE CHINA TMT GP, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By:

TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company,
its general partner

/s/ Qin LIU
Director/Authorized Signatory

MORNINGSIDE CHINA TMT GP, L.P.,
a Cayman Islands exempted limited partnership

By:

TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company,
its general partner

/s/ Qin LIU
Director/Authorized Signatory

TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company

/s/ Qin LIU
Director/Authorized Signatory